Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
April 22, 2016

SunTrust Reports First Quarter 2016 Results
Solid Revenue Momentum and Continued Expense Discipline
Result in Positive Operating Leverage and Strong Earnings Growth

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $430 million, or $0.84 per average common diluted share. This compares to $0.91 per share in the prior quarter, which was favorably impacted by discrete items totaling $0.03 per share, and $0.78 per share in the first quarter of 2015. Earnings per share for the current quarter increased 8% compared to a year ago.

“We delivered solid revenue growth this quarter as we continued to meet more client needs across each of our businesses, benefiting from our diverse business model and consistent strategies,” said William H. Rogers, Jr., chairman and CEO of SunTrust Banks, Inc. “This revenue performance, combined with continued expense discipline, resulted in a good start to the year with 8% earnings growth. We remain highly focused on improving the financial well-being of our clients and communities and delivering increased value to our shareholders.”

First Quarter 2016 Financial Highlights
Income Statement

•
Net income available to common shareholders was $430 million, or $0.84 per average common diluted share, compared to $0.91 for the fourth quarter of 2015, which included $0.03 per share in discrete tax benefits.

◦	Earnings per share for the current quarter increased 8% compared to the first quarter of 2015.

•	Total revenue increased 3% compared to the prior quarter and 5% compared to the first quarter of 2015.

◦	Sequential revenue growth was driven by a 3% increase in net interest income, as well as 2% growth in noninterest income.

◦	Higher net interest income in the current quarter more than offset the 4% decline in noninterest income compared to the first quarter of 2015.

•	Net interest margin was 3.04% in the current quarter, up 6 basis points and 21 basis points compared to the prior quarter and first quarter of 2015, respectively.

•	Provision for credit losses increased, both sequentially and compared to the prior year, due to loan growth, higher energy-related reserves, and moderating asset quality improvements.

•	Noninterest expense increased 2% sequentially, driven by seasonality in employee compensation and benefits costs.

◦	Noninterest expense increased 3% compared to the first quarter of 2015 largely due to higher marketing and outside processing costs associated with the expansion of our business.

•
The efficiency and tangible efficiency ratios in the current quarter were 62.8% and 62.3%, respectively, which were generally stable compared to the prior quarter and much improved compared to the first quarter of 2015.

Balance Sheet

•	Average loan balances increased 2% sequentially and 4% compared to the first quarter of 2015, with growth across most loan categories.

•	Average consumer and commercial deposits increased 1% sequentially and 6% compared to the prior year.

Capital

•	Estimated capital ratios continue to be well above regulatory requirements. The Common Equity Tier 1 ratio was estimated to be 9.8% as of March 31, 2016, on a fully phased-in basis.

•	During the quarter, the Company repurchased $175 million of common stock and common stock warrants in accordance with its 2015 capital plan.

•	Book value per share was $44.97, and tangible book value per share was $32.90, up 3% and 5%, respectively, compared to December 31, 2015.

Asset Quality

•
Nonperforming loans increased $303 million from the prior quarter and represented 0.70% of total loans at March 31, 2016. The sequential increase was largely due to downgrades of certain energy-related loans.

•
Net charge-offs for the current quarter were $85 million, or 0.25% of average loans on an annualized basis, relatively stable compared to the prior quarter and down $14 million compared to the first quarter of 2015.

•	The provision for credit losses increased $50 million sequentially due loan growth, higher energy-related reserves, and moderating asset quality improvements.

•
At March 31, 2016, the allowance for loan and lease losses (ALLL) to period-end loans ratio was 1.27%, 2 basis points lower than the prior quarter, as a higher ALLL for commercial loans was generally offset by a lower ALLL for residential loans.

Presented on a fully taxable-equivalent basis
Income Statement (Dollars in millions, except per share data)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Net interest income	$1,318	$1,281	$1,247	$1,203	$1,175
Net interest margin	3.04%	2.98%	2.94%	2.86%	2.83%
Noninterest income	$781	$765	$811	$874	$817
Total revenue	2,099	2,046	2,058	2,077	1,992
Noninterest expense	1,318	1,288	1,264	1,328	1,280
Provision for credit losses	101	51	32	26	55
Net income available to common shareholders	430	467	519	467	411
Earnings per average common diluted share	0.84	0.91	1.00	0.89	0.78

Balance Sheet (Dollars in billions)
Average loans	$138.4	$135.2	$132.8	$132.8	$133.3
Average consumer and commercial deposits	149.2	148.2	145.2	142.9	140.5

Capital
Capital ratios at period end [1] :
Tier 1 capital (transitional)	10.60%	10.80%	10.90%	10.79%	10.76%
Common Equity Tier 1 ("CET1") (transitional)	9.85%	9.96%	10.04%	9.93%	9.89%
Common Equity Tier 1 ("CET1") (fully phased-in) [2]	9.75%	9.80%	9.89%	9.76%	9.74%
Total average shareholders’ equity to total average assets	12.33%	12.43%	12.42%	12.34%	12.24%

Asset Quality
Net charge-offs to average loans (annualized)	0.25%	0.24%	0.21%	0.26%	0.30%
Allowance for loan and lease losses to period-end loans	1.27%	1.29%	1.34%	1.39%	1.43%
Nonperforming loans to total loans	0.70%	0.49%	0.35%	0.36%	0.46%
1 Current period Tier 1 capital and CET1 ratios are estimated as of the date of this news release.
2 See page 21 for non-U.S. GAAP reconciliation

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.1 billion for the current quarter, an increase of $53 million compared to the prior quarter. The increase was primarily driven by higher net interest income as a result of loan growth and net interest margin expansion, as well as higher mortgage-related and capital markets revenue. Compared to the first quarter of 2015, total revenue increased $107 million as higher net interest income was partially offset by lower noninterest income.
Net Interest Income
(Presented on a fully taxable-equivalent basis)
Net interest income was $1.3 billion for the current quarter, an increase of $37 million compared to the prior quarter. The increase was primarily due to loan growth and higher loan yields due to the rise in short-term benchmark interest rates. Compared to the first quarter of 2015, the $143 million increase in net interest income was driven by growth in average earning asset balances and yields, and a decline in interest-bearing liability rates.

Net interest margin for the current quarter was 3.04%, compared to 2.98% in the prior quarter and 2.83% in the first quarter of 2015. When compared to the prior quarter, the 6 basis point increase was driven largely by higher loan yields, partially offset by slightly higher funding costs. The 21 basis point increase compared to the first quarter of 2015 was due primarily to higher benchmark interest rates, improved loan mix, lower securities premium amortization, and an increase in commercial loan-related swap income, all of which contributed to a 19 basis point increase in earning asset yields. Strong deposit growth enabled a 34% reduction in long-term debt, resulting in an improved funding mix and a 2 basis point decline in interest-bearing liability rates.
Noninterest Income
Noninterest income was $781 million for the current quarter, compared to $765 million for the prior quarter and $817 million for the first quarter of 2015. The $16 million increase from the prior quarter was related primarily to higher mortgage-related and capital markets revenue, partially offset by declines in other noninterest income categories. Compared to the first quarter of 2015, noninterest income decreased $36 million, driven by lower wealth management-related income in the current quarter and asset disposition gains in the prior year.
Investment banking income was $98 million for the current quarter, compared to $104 million in the prior quarter and $97 million in the first quarter of 2015. The $6 million decrease from the prior quarter was largely driven by a decline in equity originations and M&A activity given market conditions in the first quarter of 2016.
Trading income was $55 million for the current quarter, compared to $42 million in the prior quarter and $55 million in the first quarter of 2015. The $13 million sequential increase was driven primarily by mark-to-market valuation losses recognized in the fourth quarter of 2015 related to securities that were ultimately sold in the first quarter.
Mortgage production income for the current quarter was $60 million, compared to $53 million for the prior quarter and $83 million for the first quarter of 2015. The $7 million increase from the prior quarter was primarily due to higher refinance activity and slightly higher gain-on-sale margins. Mortgage application volume increased 37% compared to the fourth quarter of 2015. The $23 million decrease compared to the first quarter of 2015 was driven primarily by a decline in gain-on-sale margins and reduced refinance activity.
Mortgage servicing income was $62 million for the current quarter, compared to $56 million in the prior quarter and $43 million in the first quarter of 2015. The $6 million increase from the prior quarter was driven by improved net hedge performance combined with a decline in the servicing asset decay, partially offset by a seasonal reduction in servicing fees. The $19 million increase compared to the first quarter of 2015 was also due to improved net hedge performance and a decline in the servicing asset decay, accompanied by higher servicing fees as a result of a larger portfolio. The servicing portfolio was $149 billion at March 31, 2016, compared to $142 billion at March 31, 2015. The Company purchased MSRs on residential loans with a UPB of $8.1 billion during the three months ended March 31, 2016; however, only $1.8 billion of these loans are reflected in the aforementioned UPB amount as the transfer of servicing for the remainder is scheduled for the second quarter of 2016.
Trust and investment management income was $75 million for the current quarter, compared to $79 million in the prior quarter and $84 million in the first quarter of 2015. The $9 million decrease compared to the prior year was due to a decline in assets under management.
Other noninterest income was $38 million for the current quarter, compared to $30 million in the prior quarter and $63 million in the first quarter of 2015. The $8 million increase compared to the prior quarter was due to higher leasing-related income. The $25 million decrease compared to the first quarter of 2015 was largely due to an $18 million gain on the sale of affordable housing investments and higher gains on the sale of loans during the first quarter of 2015.

Noninterest Expense
Noninterest expense was $1.3 billion in the current quarter, an increase of $30 million and $38 million compared to the prior quarter and the first quarter of 2015, respectively. The sequential increase was primarily due to the seasonal increase in employee benefit costs while other expenses remained well controlled as a result of our ongoing expense discipline. The increase compared to the first quarter of 2015 was largely due to higher outside processing costs and the increase in marketing and customer development expenses associated with our campaign to further advance the Company's purpose.
Employee compensation and benefits expense was $774 million in the current quarter, compared to $690 million in the prior quarter and $771 million in the first quarter of 2015. The sequential increase of $84 million was due to the seasonal increase in employee benefits costs.
Operating losses were $24 million in the current quarter, compared to $22 million in the prior quarter and $14 million in the first quarter of 2015. The $10 million increase compared to the prior year was primarily due to the recovery of previously recorded mortgage-related losses during the first quarter of 2015.
Outside processing and software expense was $198 million in the current quarter, compared to $222 million in the prior quarter and $189 million in the first quarter of 2015. The sequential decrease of $24 million was due to the recognition of discrete costs in prior quarter and normal quarterly variability. The increase from the first quarter of 2015 was driven by higher utilization of third-party services as a result of continued expansion of our businesses, in addition to higher compliance costs.
Marketing and customer development expense was $44 million in the current quarter, compared to $48 million in the prior quarter and $27 million in the first quarter of 2015. The increase over the first quarter of 2015 was due largely to the aforementioned marketing campaign.
Other noninterest expense was $107 million in the current quarter, compared to $127 million in the prior quarter, and $111 million in the first quarter of 2015. The $20 million decline compared to the prior quarter was driven by lower consulting and credit-related expenses. Amortization expense decreased $7 million sequentially due to increased investments in low-income community development projects in the fourth quarter.
Income Taxes
For the current quarter, the Company recorded an income tax provision of $195 million, compared to $185 million for the prior quarter and $191 million for the first quarter of 2015. The effective tax rate for the current quarter was 30%, compared to 28% in the prior quarter and 31% in the first quarter of 2015. The effective tax rate in the prior quarter was favorably impacted by $17 million in discrete income tax items.

Balance Sheet
At March 31, 2016, the Company had total assets of $194.2 billion and total shareholders’ equity of $24.1 billion, representing 12% of total assets. Book value per share was $44.97 and tangible book value per share was $32.90, up 3% and 5%, respectively, compared to December 31, 2015, driven by growth in retained earnings and an increase in accumulated other comprehensive income driven by the decline in long-term interest rates.
Loans
Average performing loans were $137.6 billion for the current quarter, a 2% increase over the prior quarter and a 4% increase over the first quarter of 2015. Sequentially, growth in average C&I loans, consumer loans, nonguaranteed residential mortgages, and commercial construction loans of $1.7 billion, $896 million, $387 million, and $296 million, respectively, was partially offset by a $312 million decline in home equity products.
Compared to the first quarter of 2015, growth was concentrated in C&I loans, nonguaranteed residential mortgages, consumer direct loans, and commercial construction loans. This growth was partially offset by declines in home equity products and commercial real estate loans, as well as consumer indirect loans due to the $1 billion indirect auto loan securitization in the second quarter of 2015.
Deposits
Average consumer and commercial deposits for the current quarter were $149.2 billion, a 1% increase over the prior quarter and a 6% increase compared to the first quarter of 2015. The sequential increase was driven by a 2% increase in both NOW and money market account balances, partially offset by a 1% decline in noninterest-bearing deposits. Compared to the first quarter of 2015, the increase was driven by growth in lower-cost deposits, primarily NOW and money market account balances, partially offset by an 8% decline in time deposits.
Capital and Liquidity
The Company’s estimated capital ratios were well above current regulatory requirements with the Common Equity Tier 1 ratio estimated to be 9.8% at March 31, 2016, on a fully phased-in basis. The ratios of average total equity to average total assets and tangible equity to tangible assets were 12.33% and 9.56%, respectively, at March 31, 2016. The Company continues to have substantial available liquidity in the form of cash, high-quality government-backed or government-sponsored securities, and other available contingency funding sources.
Per its 2015 capital plan, the Company declared a common stock dividend of $0.24 per common share and repurchased $151 million of its outstanding common stock and $24 million of its common stock warrants in the first quarter of 2016. The Company will repurchase $175 million of common stock in the second quarter of 2016 to complete its 2015 capital plan.

Asset Quality
Total nonperforming assets were $1.0 billion at March 31, 2016, up $300 million and $339 million compared to the prior quarter and the first quarter of 2015, respectively. These increases were primarily due to downgrades of certain energy-related loans. At March 31, 2016, the percentage of nonperforming loans to total loans was 0.70%, compared to 0.49% at December 31, 2015, and 0.46% at March 31, 2015. Other real estate owned totaled $52 million, a 7% decrease from the prior quarter and a 34% decrease from the first quarter of 2015.
Net charge-offs were $85 million during the current quarter, relatively stable compared to the prior quarter and a decrease of $14 million compared to the first quarter of 2015. The ratio of annualized net charge-offs to total average loans was 0.25% during the current quarter, compared to 0.24% during the prior quarter and 0.30% during the first quarter of 2015. The provision for credit losses was $101 million in the current quarter, an increase of $50 million and $46 million compared to the prior quarter and the first quarter of 2015, respectively. The increase in the provision for credit losses was due loan growth, higher energy-related reserves, and moderating asset quality improvements.
At March 31, 2016, the allowance for loan and lease losses was $1.8 billion, which represented 1.27% of total loans, an increase of $18 million from December 31, 2015. Excluding government-guaranteed and fair value loans, the allowance for loan and lease losses to period-end loans ratio was 1.32% as of March 31, 2016.
Early stage delinquencies declined 3 basis points from the prior quarter to 0.67% at March 31, 2016. Excluding government-guaranteed loans, early stage delinquencies were 0.29%, down 1 basis point from the prior quarter.
Accruing restructured loans totaled $2.6 billion and nonaccruing restructured loans totaled $233 million at March 31, 2016, of which $2.6 billion were residential loans, $131 million were consumer loans, and $69 million were commercial loans.

OTHER INFORMATION

About SunTrust Banks, Inc.
SunTrust Banks, Inc. is a purpose-driven company dedicated to Lighting the Way to Financial Well-Being for the people, businesses, and communities it serves. Headquartered in Atlanta, the Company has three business segments: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. Its flagship subsidiary, SunTrust Bank, operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states, along with 24-hour digital access. Certain business lines serve consumer, commercial, corporate, and institutional clients nationally. As of March 31, 2016, SunTrust had total assets of $194 billion and total deposits of $152 billion. The Company provides deposit, credit, trust, investment, mortgage, asset management, securities brokerage, and capital market services. SunTrust leads onUp, a national movement inspiring Americans to build financial confidence. Join the movement at onUp.com.
Business Segment Results
The Company has included its business segment financial tables as part of this release. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on April 22, 2016, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 1Q16). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 1Q16). A replay of the call will be available approximately one hour after the call ends on April 22, 2016, and will remain available until May 22, 2016, by dialing 1-866-402-3772 (domestic) or 1-203-369-0559 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of April 22, 2016, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.

Important Cautionary Statement About Forward-Looking Statements
This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding potential future share repurchases and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	Three Months Ended March 31%
	2016	2015	Change
EARNINGS & DIVIDENDS
Net income	$447	$429	4%
Net income available to common shareholders	430	411	5
Total revenue - FTE [1,2]	2,099	1,992	5
Net income per average common share:
Diluted	0.84	0.78	8
Basic	0.85	0.79	8
Dividends paid per common share	0.24	0.20	20
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$193,014	$189,265	2%
Earning assets	174,189	168,179	4
Loans	138,372	133,338	4
Intangible assets including mortgage servicing rights ("MSRs")	7,569	7,502	1
MSRs	1,215	1,152	5
Consumer and commercial deposits	149,229	140,476	6
Brokered time and foreign deposits	902	1,250	(28)
Total shareholders’ equity	23,797	23,172	3
Preferred stock	1,225	1,225	—
Period End Balances:
Total assets	194,158	189,881	2
Earning assets	175,710	168,269	4
Loans	139,746	132,380	6
Allowance for loan and lease losses ("ALLL")	1,770	1,893	(6)
Consumer and commercial deposits	151,264	143,239	6
Brokered time and foreign deposits	897	1,184	(24)
Total shareholders’ equity	24,053	23,260	3
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.93%	0.92%	1%
Return on average common shareholders’ equity [3]	7.71	7.63	1
Return on average tangible common shareholders' equity [1]	10.60	10.64	—
Net interest margin [2]	3.04	2.83	7
Efficiency ratio [2]	62.81	64.23	(2)
Tangible efficiency ratio [1,2]	62.33	63.91	(2)
Effective tax rate	30	31	(3)
Basel III capital ratios at period end (transitional) [4]:
Common Equity Tier 1 ("CET1")	9.85	9.89	—
Tier 1 capital	10.60	10.76	(1)
Total capital	12.35	12.69	(3)
Leverage	9.50	9.41	1
Basel III fully phased-in CET1 ratio [1,4]	9.75	9.74	—
Total average shareholders’ equity to total average assets	12.33	12.24	1
Tangible equity to tangible assets [1]	9.56	9.34	2
Book value per common share [3]	$44.97	$42.01	7
Tangible book value per common share [1,3]	32.90	30.29	9
Market capitalization	18,236	21,450	(15)
Average common shares outstanding:
Diluted	509,931	526,837	(3)
Basic	505,482	521,020	(3)
Full-time equivalent employees	23,945	24,466	(2)
Number of ATMs	2,153	2,176	(1)
Full service banking offices	1,397	1,444	(3)

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Prior period amounts have been updated to remove noncontrolling interest from common shareholders' equity in the calculation.
4 Current period capital ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2016	2015	2015	2015	2015
EARNINGS & DIVIDENDS
Net income	$447	$484	$537	$483	$429
Net income available to common shareholders	430	467	519	467	411
Total revenue - FTE [1,2]	2,099	2,046	2,058	2,077	1,992
Net income per average common share:
Diluted	0.84	0.91	1.00	0.89	0.78
Basic	0.85	0.92	1.01	0.90	0.79
Dividends paid per common share	0.24	0.24	0.24	0.24	0.20
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$193,014	$189,656	$188,341	$188,310	$189,265
Earning assets	174,189	170,262	168,334	168,461	168,179
Loans	138,372	135,214	132,837	132,829	133,338
Intangible assets including MSRs	7,569	7,629	7,711	7,572	7,502
MSRs	1,215	1,273	1,352	1,223	1,152
Consumer and commercial deposits	149,229	148,163	145,226	142,851	140,476
Brokered time and foreign deposits	902	1,046	1,010	1,118	1,250
Total shareholders’ equity	23,797	23,583	23,384	23,239	23,172
Preferred stock	1,225	1,225	1,225	1,225	1,225
Period End Balances:
Total assets	194,158	190,817	187,036	188,858	189,881
Earning assets	175,710	172,114	168,555	168,499	168,269
Loans	139,746	136,442	133,560	132,538	132,380
ALLL	1,770	1,752	1,786	1,834	1,893
Consumer and commercial deposits	151,264	148,921	145,337	143,922	143,239
Brokered time and foreign deposits	897	909	1,034	1,015	1,184
Total shareholders’ equity	24,053	23,437	23,664	23,223	23,260
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.93%	1.01%	1.13%	1.03%	0.92%
Return on average common shareholders’ equity [3]	7.71	8.32	9.34	8.54	7.63
Return on average tangible common shareholders' equity [1]	10.60	11.49	12.95	11.88	10.64
Net interest margin [2]	3.04	2.98	2.94	2.86	2.83
Efficiency ratio [2]	62.81	62.96	61.44	63.92	64.23
Tangible efficiency ratio [1,2]	62.33	62.11	60.99	63.59	63.91
Effective tax rate	30	28	26	29	31
Basel III capital ratios at period end (transitional) [4]:
CET1	9.85	9.96	10.04	9.93	9.89
Tier 1 capital	10.60	10.80	10.90	10.79	10.76
Total capital	12.35	12.54	12.72	12.66	12.69
Leverage	9.50	9.69	9.68	9.56	9.41
Basel III fully phased-in CET1 ratio [1,4]	9.75	9.80	9.89	9.76	9.74
Total average shareholders’ equity to total average assets	12.33	12.43	12.42	12.34	12.24
Tangible equity to tangible assets [1]	9.56	9.40	9.72	9.38	9.34
Book value per common share [3]	$44.97	$43.45	$43.44	$42.26	$42.01
Tangible book value per common share [1,3]	32.90	31.45	31.56	30.46	30.29
Market capitalization	18,236	21,793	19,659	22,286	21,450
Average common shares outstanding:
Diluted	509,931	514,507	518,677	522,479	526,837
Basic	505,482	508,536	513,010	516,968	521,020
Full-time equivalent employees	23,945	24,043	24,124	24,237	24,466
Number of ATMs	2,153	2,160	2,142	2,162	2,176
Full service banking offices	1,397	1,401	1,406	1,430	1,444

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Prior period amounts have been updated to remove noncontrolling interest from common shareholders' equity in the calculation.
4 Current period capital ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Increase/(Decrease)
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31
	2016	2015	Amount	%
Interest income	$1,411	$1,272	$139	11%
Interest expense	129	132	(3)	(2)
NET INTEREST INCOME	1,282	1,140	142	12
Provision for credit losses	101	55	46	84
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,181	1,085	96	9
NONINTEREST INCOME
Service charges on deposit accounts	153	151	2	1
Other charges and fees	93	89	4	4
Card fees	78	80	(2)	(3)
Investment banking income	98	97	1	1
Trading income	55	55	—	—
Trust and investment management income	75	84	(9)	(11)
Retail investment services	69	72	(3)	(4)
Mortgage production related income	60	83	(23)	(28)
Mortgage servicing related income	62	43	19	44
Other noninterest income	38	63	(25)	(40)
Total noninterest income	781	817	(36)	(4)
NONINTEREST EXPENSE
Employee compensation and benefits	774	771	3	—
Outside processing and software	198	189	9	5
Net occupancy expense	85	84	1	1
Equipment expense	40	40	—	—
FDIC premium/regulatory exams	36	37	(1)	(3)
Marketing and customer development	44	27	17	63
Operating losses	24	14	10	71
Amortization	10	7	3	43
Other noninterest expense	107	111	(4)	(4)
Total noninterest expense	1,318	1,280	38	3
INCOME BEFORE PROVISION FOR INCOME TAXES	644	622	22	4
Provision for income taxes	195	191	4	2
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	449	431	18	4
Net income attributable to noncontrolling interest	2	2	—	—
NET INCOME	$447	$429	$18	4%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$430	$411	$19	5%
Net interest income - FTE [1]	1,318	1,175	143	12
Net income per average common share:
Diluted	0.84	0.78	0.06	8
Basic	0.85	0.79	0.06	8
Cash dividends paid per common share	0.24	0.20	0.04	20
Average common shares outstanding:
Diluted	509,931	526,837	(16,906)	(3)
Basic	505,482	521,020	(15,538)	(3)

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S.GAAP measure.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Three Months Ended
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31	December 31	Increase/(Decrease)		September 30	June 30	March 31
	2016	2015	Amount	%	2015	2015	2015
Interest income	$1,411	$1,363	$48	4%	$1,333	$1,297	$1,272
Interest expense	129	117	12	10	122	130	132
NET INTEREST INCOME	1,282	1,246	36	3	1,211	1,167	1,140
Provision for credit losses	101	51	50	98	32	26	55
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,181	1,195	(14)	(1)	1,179	1,141	1,085
NONINTEREST INCOME
Service charges on deposit accounts	153	156	(3)	(2)	159	156	151
Other charges and fees	93	92	1	1	97	99	89
Card fees	78	82	(4)	(5)	83	84	80
Investment banking income	98	104	(6)	(6)	115	145	97
Trading income	55	42	13	31	31	54	55
Trust and investment management income	75	79	(4)	(5)	86	84	84
Retail investment services	69	71	(2)	(3)	77	80	72
Mortgage production related income	60	53	7	13	58	76	83
Mortgage servicing related income	62	56	6	11	40	30	43
Net securities gains	—	—	—	—	7	14	—
Other noninterest income	38	30	8	27	58	52	63
Total noninterest income	781	765	16	2	811	874	817
NONINTEREST EXPENSE
Employee compensation and benefits	774	690	84	12	725	756	771
Outside processing and software	198	222	(24)	(11)	200	204	189
Net occupancy expense	85	86	(1)	(1)	86	85	84
Equipment expense	40	41	(1)	(2)	41	42	40
FDIC premium/regulatory exams	36	35	1	3	32	35	37
Marketing and customer development	44	48	(4)	(8)	42	34	27
Operating losses	24	22	2	9	3	16	14
Amortization	10	17	(7)	(41)	9	7	7
Other noninterest expense	107	127	(20)	(16)	126	149	111
Total noninterest expense	1,318	1,288	30	2	1,264	1,328	1,280
INCOME BEFORE PROVISION FOR INCOME TAXES	644	672	(28)	(4)	726	687	622
Provision for income taxes	195	185	10	5	187	202	191
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	449	487	(38)	(8)	539	485	431
Net income attributable to noncontrolling interest	2	3	(1)	(33)	2	2	2
NET INCOME	$447	$484	($37)	(8)%	$537	$483	$429
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$430	$467	($37)	(8)%	$519	$467	$411
Net interest income - FTE [1]	1,318	1,281	37	3	1,247	1,203	1,175
Net income per average common share:
Diluted	0.84	0.91	(0.07)	(8)	1.00	0.89	0.78
Basic	0.85	0.92	(0.07)	(8)	1.01	0.90	0.79
Cash dividends paid per common share	0.24	0.24	—	—	0.24	0.24	0.20
Average common shares outstanding:
Diluted	509,931	514,507	(4,576)	(1)	518,677	522,479	526,837
Basic	505,482	508,536	(3,054)	(1)	513,010	516,968	521,020

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S. GAAP measure.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	March 31		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2016	2015	Amount	% [2]
ASSETS
Cash and due from banks	$3,074	$6,483	($3,409)	(53)%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,229	1,233	(4)	—
Interest-bearing deposits in other banks	24	22	2	9
Trading assets and derivative instruments	7,050	6,595	455	7
Securities available for sale	28,188	26,761	1,427	5
Loans held for sale ("LHFS")	1,911	3,404	(1,493)	(44)
Loans held for investment:
Commercial and industrial ("C&I")	68,963	65,574	3,389	5
Commercial real estate ("CRE")	6,034	6,389	(355)	(6)
Commercial construction	2,498	1,484	1,014	68
Residential mortgages - guaranteed	623	655	(32)	(5)
Residential mortgages - nonguaranteed	25,148	23,419	1,729	7
Residential home equity products	12,845	13,954	(1,109)	(8)
Residential construction	383	417	(34)	(8)
Consumer student - guaranteed	5,265	4,337	928	21
Consumer other direct	6,372	4,937	1,435	29
Consumer indirect	10,522	10,336	186	2
Consumer credit cards	1,093	878	215	24
Total loans held for investment	139,746	132,380	7,366	6
Allowance for loan and lease losses ("ALLL")	(1,770)	(1,893)	(123)	(6)
Net loans held for investment	137,976	130,487	7,489	6
Goodwill	6,337	6,337	—	—
Other intangible assets	1,198	1,193	5	—
Other assets	7,171	7,366	(195)	(3)
Total assets [1]	$194,158	$189,881	$4,277	2%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,256	$42,376	($120)	—%
Interest-bearing consumer and commercial deposits:
NOW accounts	39,273	34,574	4,699	14
Money market accounts	53,327	49,430	3,897	8
Savings	6,418	6,304	114	2
Consumer time	6,085	6,670	(585)	(9)
Other time	3,905	3,885	20	1
Total consumer and commercial deposits	151,264	143,239	8,025	6
Brokered time deposits	897	884	13	1
Foreign deposits	—	300	(300)	(100)
Total deposits	152,161	144,423	7,738	5
Funds purchased	1,497	1,299	198	15
Securities sold under agreements to repurchase	1,774	1,845	(71)	(4)
Other short-term borrowings	1,673	1,438	235	16
Long-term debt	8,514	13,012	(4,498)	(35)
Trading liabilities and derivative instruments	1,536	1,459	77	5
Other liabilities	2,950	3,145	(195)	(6)
Total liabilities	170,105	166,621	3,484	2
SHAREHOLDERS' EQUITY
Preferred stock, no par value	1,225	1,225	—	—
Common stock, $1.00 par value	550	550	—	—
Additional paid-in capital	9,017	9,074	(57)	(1)
Retained earnings	14,999	13,600	1,399	10
Treasury stock, at cost, and other	(1,759)	(1,124)	635	56
Accumulated other comprehensive income/(loss), net of tax	21	(65)	86	NM
Total shareholders' equity	24,053	23,260	793	3
Total liabilities and shareholders' equity	$194,158	$189,881	$4,277	2%

Common shares outstanding	505,443	522,031	(16,588)	(3)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	12	12	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	44,478	27,890	16,588	59
1 Includes earning assets of $175,710 and $168,269 at March 31, 2016 and 2015, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31	December 31	(Decrease)/Increase		September 30	June 30	March 31
	2016	2015	Amount	% [2]	2015	2015	2015
ASSETS
Cash and due from banks	$3,074	$4,299	($1,225)	(28)%	$3,788	$5,915	$6,483
Federal funds sold and securities borrowed or purchased under agreements to resell	1,229	1,277	(48)	(4)	1,105	1,350	1,233
Interest-bearing deposits in other banks	24	23	1	4	23	23	22
Trading assets and derivative instruments	7,050	6,119	931	15	6,537	6,438	6,595
Securities available for sale	28,188	27,825	363	1	27,270	27,113	26,761
LHFS	1,911	1,838	73	4	2,032	2,457	3,404
Loans held for investment:
C&I	68,963	67,062	1,901	3	65,371	65,713	65,574
CRE	6,034	6,236	(202)	(3)	6,168	6,058	6,389
Commercial construction	2,498	1,954	544	28	1,763	1,530	1,484
Residential mortgages - guaranteed	623	629	(6)	(1)	627	625	655
Residential mortgages - nonguaranteed	25,148	24,744	404	2	24,351	24,038	23,419
Residential home equity products	12,845	13,171	(326)	(2)	13,416	13,672	13,954
Residential construction	383	384	(1)	—	394	401	417
Consumer student - guaranteed	5,265	4,922	343	7	4,588	4,401	4,337
Consumer other direct	6,372	6,127	245	4	5,771	5,329	4,937
Consumer indirect	10,522	10,127	395	4	10,119	9,834	10,336
Consumer credit cards	1,093	1,086	7	1	992	937	878
Total loans held for investment	139,746	136,442	3,304	2	133,560	132,538	132,380
ALLL	(1,770)	(1,752)	18	1	(1,786)	(1,834)	(1,893)
Net loans held for investment	137,976	134,690	3,286	2	131,774	130,704	130,487
Goodwill	6,337	6,337	—	—	6,337	6,337	6,337
Other intangible assets	1,198	1,325	(127)	(10)	1,282	1,416	1,193
Other assets	7,171	7,084	87	1	6,888	7,105	7,366
Total assets [1]	$194,158	$190,817	$3,341	2%	$187,036	$188,858	$189,881
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,256	$42,272	($16)	—%	$41,487	$42,773	$42,376
Interest-bearing consumer and commercial deposits:
NOW accounts	39,273	38,990	283	1	36,164	35,125	34,574
Money market accounts	53,327	51,783	1,544	3	51,628	49,586	49,430
Savings	6,418	6,057	361	6	6,133	6,263	6,304
Consumer time	6,085	6,108	(23)	—	6,205	6,398	6,670
Other time	3,905	3,711	194	5	3,720	3,777	3,885
Total consumer and commercial deposits	151,264	148,921	2,343	2	145,337	143,922	143,239
Brokered time deposits	897	899	(2)	—	884	865	884
Foreign deposits	—	10	(10)	(100)	150	150	300
Total deposits	152,161	149,830	2,331	2	146,371	144,937	144,423
Funds purchased	1,497	1,949	(452)	(23)	1,329	1,011	1,299
Securities sold under agreements to repurchase	1,774	1,654	120	7	1,536	1,858	1,845
Other short-term borrowings	1,673	1,024	649	63	1,077	3,248	1,438
Long-term debt	8,514	8,462	52	1	8,444	10,109	13,012
Trading liabilities and derivative instruments	1,536	1,263	273	22	1,330	1,308	1,459
Other liabilities	2,950	3,198	(248)	(8)	3,285	3,164	3,145
Total liabilities	170,105	167,380	2,725	2	163,372	165,635	166,621
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	1,225	1,225	—	—	1,225	1,225	1,225
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid-in capital	9,017	9,094	(77)	(1)	9,087	9,080	9,074
Retained earnings	14,999	14,686	313	2	14,341	13,944	13,600
Treasury stock, at cost, and other	(1,759)	(1,658)	101	6	(1,451)	(1,282)	(1,124)
Accumulated other comprehensive income/(loss), net of tax	21	(460)	481	NM	(88)	(294)	(65)
Total shareholders’ equity	24,053	23,437	616	3	23,664	23,223	23,260
Total liabilities and shareholders’ equity	$194,158	$190,817	$3,341	2%	$187,036	$188,858	$189,881

Common shares outstanding	505,443	508,712	(3,269)	(1)%	514,106	518,045	522,031
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	12	12	—	—	12	12	12
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	44,478	41,209	3,269	8	35,815	31,876	27,890
1 Includes earning assets of $175,710, $172,114, $168,555, $168,499, and $168,269 at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID
	Three Months Ended						Increase/(Decrease) From
	March 31, 2016			December 31, 2015			Sequential Quarter		Prior Year Quarter
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
Commercial and industrial ("C&I") - FTE [2]	$68,058	$564	3.34%	$66,405	$542	3.24%	$1,653	0.10	$2,333	0.19
Commercial real estate ("CRE")	6,066	44	2.91	6,072	43	2.78	(6)	0.13	(409)	0.14
Commercial construction	2,232	18	3.28	1,936	15	3.05	296	0.23	890	0.11
Residential mortgages - guaranteed	641	6	3.80	647	7	4.49	(6)	(0.69)	3	0.22
Residential mortgages - nonguaranteed	24,712	236	3.81	24,325	232	3.82	387	(0.01)	1,608	(0.03)
Residential home equity products	12,849	126	3.95	13,161	125	3.78	(312)	0.17	(1,104)	0.32
Residential construction	368	4	4.42	376	4	4.65	(8)	(0.23)	(30)	(0.79)
Consumer student - guaranteed	5,092	50	3.98	4,745	46	3.86	347	0.12	337	0.28
Consumer other direct	6,239	70	4.48	5,924	65	4.34	315	0.14	1,492	0.24
Consumer indirect	10,279	87	3.39	10,098	85	3.35	181	0.04	(429)	0.26
Consumer credit cards	1,077	28	10.31	1,024	26	10.17	53	0.14	197	0.47
Nonaccrual	759	5	2.72	501	5	3.86	258	(1.14)	146	(0.18)
Total loans held for investment - FTE [2]	138,372	1,238	3.60	135,214	1,195	3.51	3,158	0.09	5,034	0.18
Securities available for sale:
Taxable	27,164	162	2.39	26,823	162	2.42	341	(0.03)	1,488	0.22
Tax-exempt - FTE [2]	151	2	5.22	161	2	5.23	(10)	(0.01)	(41)	0.03
Total securities available for sale - FTE [2]	27,315	164	2.40	26,984	164	2.43	331	(0.03)	1,447	0.22
Federal funds sold and securities borrowed or purchased under agreements to resell	1,234	—	0.18	1,127	—	0.01	107	0.17	93	0.18
Loans held for sale ("LHFS") - FTE [2]	1,816	19	4.15	1,728	16	3.70	88	0.45	(814)	0.82
Interest-bearing deposits in other banks	23	—	0.47	23	—	0.09	—	0.38	—	0.35
Interest earning trading assets	5,429	26	1.86	5,186	23	1.73	243	0.13	250	0.37
Total earning assets - FTE [2]	174,189	1,447	3.34	170,262	1,398	3.26	3,927	0.08	6,010	0.19
Allowance for loan and lease losses ("ALLL")	(1,750)			(1,764)			14		160
Cash and due from banks	4,015			4,965			(950)		(2,552)
Other assets	14,639			14,525			114		222
Noninterest earning trading assets and derivative instruments	1,387			1,230			157		(15)
Unrealized gains on securities available for sale, net	534			438			96		(76)
Total assets	$193,014			$189,656			$3,358		$3,749
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$37,994	$10	0.10%	$37,293	$9	0.09%	$701	0.01	$4,835	0.01
Money market accounts	53,063	24	0.18	52,250	21	0.16	813	0.02	3,870	—
Savings	6,179	—	0.03	6,095	—	0.03	84	—	97	(0.01)
Consumer time	6,104	12	0.79	6,156	12	0.77	(52)	0.02	(689)	0.02
Other time	3,813	10	1.04	3,721	10	1.02	92	0.02	(144)	0.04
Total interest-bearing consumer and commercial deposits	107,153	56	0.21	105,515	52	0.19	1,638	0.02	7,969	—
Brokered time deposits	898	3	1.37	890	3	1.38	8	(0.01)	(18)	(0.13)
Foreign deposits	4	—	0.33	156	—	0.14	(152)	0.19	(330)	0.20
Total interest-bearing deposits	108,055	59	0.22	106,561	55	0.20	1,494	0.02	7,621	—
Funds purchased	1,399	1	0.35	869	—	0.15	530	0.20	359	0.25
Securities sold under agreements to repurchase	1,819	2	0.40	1,773	1	0.21	46	0.19	(103)	0.21
Interest-bearing trading liabilities	1,017	6	2.56	878	5	2.40	139	0.16	135	0.19
Other short-term borrowings	2,351	2	0.32	1,113	—	0.09	1,238	0.23	(1,347)	0.13
Long-term debt	8,637	59	2.73	8,450	56	2.62	187	0.11	(4,381)	0.60
Total interest-bearing liabilities	123,278	129	0.42	119,644	117	0.39	3,634	0.03	2,284	(0.02)
Noninterest-bearing deposits	42,076			42,648			(572)		784
Other liabilities	3,321			3,393			(72)		42
Noninterest-bearing trading liabilities and derivative instruments	542			388			154		14
Shareholders’ equity	23,797			23,583			214		625
Total liabilities and shareholders’ equity	$193,014			$189,656			$3,358		$3,749
Interest Rate Spread			2.92%			2.87%		0.05		0.21
Net Interest Income - FTE [2]		$1,318			$1,281
Net Interest Margin [3]			3.04%			2.98%		0.06		0.21

1 Interest income includes loan fees of $43 million and $47 million for the three months ended March 31, 2016 and December 31, 2015, respectively.
2 Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Three Months Ended
	September 30, 2015			June 30, 2015			March 31, 2015
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I - FTE [2]	$65,269	$534	3.25%	$65,743	$525	3.20%	$65,725	$511	3.15%
CRE	6,024	43	2.85	6,146	43	2.81	6,475	44	2.77
Commercial construction	1,609	13	3.12	1,519	12	3.18	1,342	10	3.17
Residential mortgages - guaranteed	630	5	3.14	631	6	3.85	638	6	3.58
Residential mortgages - nonguaranteed	24,109	232	3.85	23,479	226	3.86	23,104	222	3.84
Residential home equity products	13,381	126	3.72	13,657	125	3.68	13,953	125	3.63
Residential construction	379	5	4.68	382	5	4.83	398	5	5.21
Consumer student - guaranteed	4,494	43	3.83	4,345	41	3.74	4,755	43	3.70
Consumer other direct	5,550	61	4.33	5,140	55	4.27	4,747	50	4.24
Consumer indirect	9,968	83	3.29	10,284	82	3.20	10,708	83	3.13
Consumer credit cards	965	24	10.14	904	22	9.85	880	22	9.84
Nonaccrual	459	5	4.49	599	8	5.33	613	4	2.90
Total loans held for investment - FTE [2]	132,837	1,174	3.51	132,829	1,150	3.47	133,338	1,125	3.42
Securities available for sale:
Taxable	26,621	151	2.27	26,175	135	2.06	25,676	139	2.17
Tax-exempt - FTE [2]	170	3	5.21	180	2	5.18	192	2	5.19
Total securities available for sale - FTE [2]	26,791	154	2.29	26,355	137	2.09	25,868	141	2.18
Federal funds sold and securities borrowed or purchased under agreements to resell	1,100	—	0.03	1,220	—	—	1,141	—	—
LHFS - FTE [2]	2,288	20	3.60	2,757	24	3.49	2,630	22	3.33
Interest-bearing deposits in other banks	22	—	0.14	23	—	0.13	23	—	0.12
Interest earning trading assets	5,296	21	1.57	5,277	22	1.67	5,179	19	1.49
Total earning assets - FTE [2]	168,334	1,369	3.23	168,461	1,333	3.17	168,179	1,307	3.15
ALLL	(1,804)			(1,864)			(1,910)
Cash and due from banks	5,729			5,209			6,567
Other assets	14,522			14,649			14,417
Noninterest earning trading assets and derivative instruments	1,165			1,265			1,402
Unrealized gains on securities available for sale, net	395			590			610
Total assets	$188,341			$188,310			$189,265
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$35,784	$8	0.09%	$34,356	$8	0.09%	$33,159	$7	0.09%
Money market accounts	51,064	21	0.16	49,527	21	0.17	49,193	21	0.18
Savings	6,203	—	0.03	6,281	—	0.03	6,082	1	0.04
Consumer time	6,286	12	0.75	6,545	13	0.77	6,793	13	0.77
Other time	3,738	10	1.01	3,839	10	1.03	3,957	10	1.00
Total interest-bearing consumer and commercial deposits	103,075	51	0.20	100,548	52	0.21	99,184	52	0.21
Brokered time deposits	870	3	1.38	875	3	1.39	916	4	1.50
Foreign deposits	140	—	0.13	243	—	0.12	334	—	0.13
Total interest-bearing deposits	104,085	54	0.21	101,666	55	0.22	100,434	56	0.22
Funds purchased	672	—	0.10	710	—	0.10	1,040	—	0.10
Securities sold under agreements to repurchase	1,765	1	0.22	1,827	1	0.20	1,922	1	0.19
Interest-bearing trading liabilities	840	6	2.55	925	6	2.44	882	5	2.37
Other short-term borrowings	2,172	1	0.16	1,582	1	0.14	3,698	2	0.19
Long-term debt	9,680	60	2.47	12,410	67	2.18	13,018	68	2.13
Total interest-bearing liabilities	119,214	122	0.41	119,120	130	0.44	120,994	132	0.44
Noninterest-bearing deposits	42,151			42,303			41,292
Other liabilities	3,198			3,235			3,279
Noninterest-bearing trading liabilities and derivative instruments	394			413			528
Shareholders’ equity	23,384			23,239			23,172
Total liabilities and shareholders’ equity	$188,341			$188,310			$189,265
Interest Rate Spread			2.82%			2.73%			2.71%
Net Interest Income - FTE [2]		$1,247			$1,203			$1,175
Net Interest Margin [3]			2.94%			2.86%			2.83%

[1]	Interest income includes loan fees of $50 million, $48 million, and $44 million for the three months ended September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

[2]
Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[3]	Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA
	Three Months Ended
	March 31		(Decrease)/Increase
(Dollars in millions) (Unaudited)	2016	2015	Amount	% [4]
CREDIT DATA
Allowance for credit losses, beginning of period	$1,815	$1,991	($176)	(9)%
(Benefit)/provision for unfunded commitments	(2)	—	(2)	NM
Provision/(benefit) for loan losses:
Commercial	98	7	91	NM
Residential	(32)	25	(57)	NM
Consumer	37	23	14	61
Total provision for loan losses	103	55	48	87
Charge-offs:
Commercial	(32)	(28)	4	14
Residential	(41)	(68)	(27)	(40)
Consumer	(39)	(34)	5	15
Total charge-offs	(112)	(130)	(18)	(14)
Recoveries:
Commercial	10	11	(1)	(9)
Residential	6	9	(3)	(33)
Consumer	11	11	—	—
Total recoveries	27	31	(4)	(13)
Net charge-offs	(85)	(99)	(14)	(14)
Allowance for credit losses, end of period	$1,831	$1,947	($116)	(6)%
Components:
Allowance for loan and lease losses ("ALLL")	$1,770	$1,893	($123)	(6)%
Unfunded commitments reserve	61	54	7	13
Allowance for credit losses	$1,831	$1,947	($116)	(6)%
Net charge-offs to average loans held for investment (annualized):
Commercial	0.12%	0.09%	0.03	33%
Residential	0.36	0.62	(0.26)	(42)
Consumer	0.49	0.46	0.03	7
Total net charge-offs to total average loans held for investment	0.25	0.30	(0.05)	(17)
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial	$577	$165	$412	NM
Residential	390	442	(52)	(12)%
Consumer	8	5	3	60
Total nonaccrual/NPLs	975	612	363	59
Other real estate owned (“OREO”)	52	79	(27)	(34)
Other repossessed assets	8	5	3	60
Total nonperforming assets ("NPAs")	$1,035	$696	$339	49%
Accruing restructured loans	$2,569	$2,589	($20)	(1)%
Nonaccruing restructured loans	233	255	(22)	(9)
Accruing loans held for investment past due > 90 days (guaranteed)	962	937	25	3
Accruing loans held for investment past due > 90 days (non-guaranteed)	34	43	(9)	(21)
Accruing LHFS past due > 90 days	1	12	(11)	(92)
NPLs to total loans held for investment	0.70%	0.46%	0.24	52%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS	0.74	0.53	0.21	40
ALLL to period-end loans held for investment [1,2]	1.27	1.43	(0.16)	(11)
ALLL to period-end loans held for investment, excluding government-guaranteed and fair value loans [1,3]	1.32	1.49	(0.17)	(11)
ALLL to NPLs [1,2]	1.83x	3.10x	(1.27x)	(41)
ALLL to annualized net charge-offs [1]	5.20x	4.69x	0.51x	11

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA
	Three Months Ended				Three Months Ended
	March 31	December 31	(Decrease)/Increase		September 30	June 30	March 31
(Dollars in millions) (Unaudited)	2016	2015	Amount	% [4]	2015	2015	2015
CREDIT DATA
Allowance for credit losses, beginning of period	$1,815	$1,847	($32)	(2)%	$1,886	$1,947	$1,991
(Benefit)/provision for unfunded commitments	(2)	2	(4)	NM	9	(2)	—
Provision/(benefit) for loan losses:
Commercial	98	59	39	66	33	33	7
Residential	(32)	(37)	5	(14)	(39)	(16)	25
Consumer	37	27	10	37	29	11	23
Total provision for loan losses	103	49	54	NM	23	28	55
Charge-offs:
Commercial	(32)	(35)	(3)	(9)	(23)	(31)	(28)
Residential	(41)	(41)	—	—	(47)	(61)	(68)
Consumer	(39)	(38)	1	3	(32)	(31)	(34)
Total charge-offs	(112)	(114)	(2)	(2)	(102)	(123)	(130)
Recoveries:
Commercial	10	10	—	—	10	15	11
Residential	6	11	(5)	(45)	11	10	9
Consumer	11	10	1	10	10	11	11
Total recoveries	27	31	(4)	(13)	31	36	31
Net charge-offs	(85)	(83)	2	2	(71)	(87)	(99)
Allowance for credit losses, end of period	$1,831	$1,815	$16	1%	$1,847	$1,886	$1,947
Components:
ALLL	$1,770	$1,752	$18	1%	$1,786	$1,834	$1,893
Unfunded commitments reserve	61	63	(2)	(3)	61	52	54
Allowance for credit losses	$1,831	$1,815	$16	1%	$1,847	$1,886	$1,947
Net charge-offs to average loans held for investment (annualized):
Commercial	0.12%	0.13%	(0.01)	(8)%	0.07%	0.09%	0.09%
Residential	0.36	0.30	0.06	20	0.37	0.53	0.62
Consumer	0.49	0.51	(0.02)	(4)	0.42	0.38	0.46
Total net charge-offs to total average loans held for investment	0.25	0.24	0.01	4	0.21	0.26	0.30
Period Ended
Nonaccrual/NPLs:
Commercial	$577	$319	$258	81%	$138	$158	$165
Residential	390	344	46	13	318	318	442
Consumer	8	9	(1)	(11)	7	5	5
Total nonaccrual/NPLs	975	672	303	45	463	481	612
OREO	52	56	(4)	(7)	62	72	79
Other repossessed assets	8	7	1	14	7	6	5
Nonperforming LHFS	—	—	—	—	—	98	—
Total NPAs	$1,035	$735	$300	41%	$532	$657	$696
Accruing restructured loans	$2,569	$2,603	($34)	(1)%	$2,571	$2,576	$2,589
Nonaccruing restructured loans	233	176	57	32	182	185	255
Accruing loans held for investment past due > 90 days (guaranteed)	962	939	23	2	873	871	937
Accruing loans held for investment past due > 90 days (non-guaranteed)	34	42	(8)	(19)	32	39	43
Accruing LHFS past due > 90 days	1	—	1	NM	1	1	12
NPLs to total loans held for investment	0.70%	0.49%	0.21	43%	0.35%	0.36%	0.46%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS	0.74	0.54	0.20	37	0.40	0.49	0.53
ALLL to period-end loans held for investment [1,2]	1.27	1.29	(0.02)	(2)	1.34	1.39	1.43
ALLL to period-end loans held for investment, excluding government-guaranteed and fair value loans [1,3]	1.32	1.34	(0.02)	(1)	1.39	1.44	1.49
ALLL to NPLs [1,2]	1.83x	2.62x	(0.79x)	(30)	3.87x	3.82x	3.10x
ALLL to annualized net charge-offs [1]	5.20x	5.33x	(0.13x)	(2)	6.33x	5.23x	4.69x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	MSRs - Fair Value		Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$1,206		$13	$1,219
Amortization	—		(1)	(1)
Servicing rights originated	46		—	46
Servicing rights purchased	56		—	56
Fair value changes due to inputs and assumptions [1]	(78)		—	(78)
Other changes in fair value [2]	(48)		—	(48)
Servicing rights sold	(1)		—	(1)
Balance, March 31, 2015	$1,181		$12	$1,193

Balance, beginning of period	$1,307		$18	$1,325
Amortization	—	—	(2)	(2)
Servicing rights originated	46		—	46
Servicing rights purchased	77		—	77
Fair value changes due to inputs and assumptions [1]	(204)		—	(204)
Other changes in fair value [2]	(43)		—	(43)
Servicing rights sold	(1)		—	(1)
Balance, March 31, 2016	$1,182		$16	$1,198
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Shares in thousands) (Unaudited)	2016	2015	2015	2015	2015
COMMON SHARES ROLLFORWARD
Balance, beginning of period	508,712	514,106	518,045	522,031	524,540
Common shares issued for employee benefit plans	991	2	85	227	364
Repurchase of common stock	(4,260)	(5,396)	(4,024)	(4,213)	(2,873)
Balance, end of period	505,443	508,712	514,106	518,045	522,031

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES [1]

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Dollars in millions) (Unaudited)	2016	2015	2015	2015	2015
Net interest income	$1,282	$1,246	$1,211	$1,167	$1,140
Taxable-equivalent adjustment	36	35	36	36	35
Net interest income - FTE	1,318	1,281	1,247	1,203	1,175
Noninterest income	781	765	811	874	817
Total revenue - FTE	$2,099	$2,046	$2,058	$2,077	$1,992
Return on average common shareholders’ equity [2]	7.71%	8.32%	9.34%	8.54%	7.63%
Impact of removing average intangible assets and related amortization, other than MSRs and other servicing rights	2.89	3.17	3.61	3.34	3.01
Return on average tangible common shareholders' equity [3]	10.60%	11.49%	12.95%	11.88%	10.64%
Efficiency ratio [4]	62.81%	62.96%	61.44%	63.92%	64.23%
Impact of excluding amortization related to intangible assets and certain tax credits	(0.48)	(0.85)	(0.45)	(0.33)	(0.32)
Tangible efficiency ratio [5]	62.33%	62.11%	60.99%	63.59%	63.91%
Basel III Common Equity Tier 1 ("CET1") ratio (transitional) [6]	9.85%	9.96%	10.04%	9.93%	9.89%
Impact of MSRs and other under fully phased-in approach	(0.10)	(0.16)	(0.15)	(0.17)	(0.15)
Basel III fully phased-in CET1 ratio [6]	9.75%	9.80%	9.89%	9.76%	9.74%

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 Prior period amounts have been updated to remove noncontrolling interest from common shareholders' equity in the calculation.
3 SunTrust presents return on average tangible common shareholders' equity, which removes the after-tax impact of purchase accounting intangible assets from average common shareholders' equity and removes related intangible asset amortization from net income available to common shareholders. The Company believes this measure is useful to investors because, by removing the impact of intangible assets and related amortization that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry. The Company also believes that removing these items provides a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 SunTrust presents a tangible efficiency ratio, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
6 Current period Basel III capital ratios are estimated as of the earnings release date. Fully phased-in ratios consider a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes these measures may be useful to investors who wish to understand the Company's current compliance with future regulatory requirements.

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES, continued [1]

	March 31	December 31	September 30	June 30	March 31
(Dollars in millions, except per share data) (Unaudited)	2016	2015	2015	2015	2015
Total shareholders' equity	$24,053	$23,437	$23,664	$23,223	$23,260
Goodwill, net of deferred taxes of $243 million, $240 million, $237 million, $234 million, and $231 million, respectively	(6,094)	(6,097)	(6,100)	(6,103)	(6,106)
Other intangible assets (including MSRs and other servicing rights), net of deferred taxes of $3 million, $3 million, $4 million, $4 million, and $0, respectively	(1,195)	(1,322)	(1,279)	(1,412)	(1,193)
MSRs and other servicing rights	1,189	1,316	1,272	1,406	1,181
Tangible equity	17,953	17,334	17,557	17,114	17,142
Noncontrolling interest	(101)	(108)	(106)	(108)	(106)
Preferred stock	(1,225)	(1,225)	(1,225)	(1,225)	(1,225)
Tangible common equity	$16,627	$16,001	$16,226	$15,781	$15,811
Total assets	$194,158	$190,817	$187,036	$188,858	$189,881
Goodwill	(6,337)	(6,337)	(6,337)	(6,337)	(6,337)
Other intangible assets (including MSRs and other servicing rights)	(1,198)	(1,325)	(1,282)	(1,416)	(1,193)
MSRs and other servicing rights	1,189	1,316	1,272	1,406	1,181
Tangible assets	$187,812	$184,471	$180,689	$182,511	$183,532
Tangible equity to tangible assets [2]	9.56%	9.40%	9.72%	9.38%	9.34%
Tangible book value per common share [3]	$32.90	$31.45	$31.56	$30.46	$30.29

Total loans held for investment	$139,746	$136,442	$133,560	$132,538	$132,380
Government-guaranteed loans held for investment	(5,888)	(5,551)	(5,215)	(5,026)	(4,992)
Fair value loans held for investment	(255)	(257)	(262)	(263)	(268)
Total loans held for investment, excluding government-guaranteed and fair value loans	$133,603	$130,634	$128,083	$127,249	$127,120
ALLL to total loans held for investment, excluding government-guaranteed and fair value loans [4]	1.32%	1.34%	1.39%	1.44%	1.49%

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
3 SunTrust presents tangible book value per common share, which excludes the after-tax impact of purchase accounting intangible assets and also excludes noncontrolling interest and preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as noncontrolling interest and preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value of common stock to other companies in the industry.
4 SunTrust presents a ratio of ALLL to total loans held for investment, excluding government-guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2016	2015	% Change
Statements of Income:
Net interest income	$700	$666	5%
FTE adjustment	—	—	—
Net interest income - FTE	700	666	5
Provision for credit losses [1]	29	70	(59)
Net interest income - FTE - after provision for credit losses	671	596	13
Noninterest income before net securities gains/(losses)	355	363	(2)
Net securities gains/(losses)	—	—	—
Total noninterest income	355	363	(2)
Noninterest expense before amortization	747	729	2
Amortization	1	1	—
Total noninterest expense	748	730	2
Income - FTE - before provision for income taxes	278	229	21
Provision for income taxes	104	85	22
FTE adjustment	—	—	—
Net income including income attributable to noncontrolling interest	174	144	21
Less: net income attributable to noncontrolling interest	—	—	—
Net income	$174	$144	21

Total revenue - FTE	$1,055	$1,029	3
Selected Average Balances:
Total loans	$41,597	$41,127	1%
Goodwill	4,262	4,262	—
Other intangible assets excluding MSRs	16	13	23
Total assets	47,268	47,129	—
Consumer and commercial deposits	93,314	90,507	3
Performance Ratios:
Efficiency ratio	70.89%	70.90%
Impact of excluding amortization and associated funding cost of intangible assets	(1.53)	(1.68)
Tangible efficiency ratio	69.36%	69.22%
Other Information (End of Period) [2] :
Trust and institutional managed assets	$41,740	$43,994	(5)%
Retail brokerage managed assets	10,976	10,481	5
Total managed assets	52,716	54,475	(3)
Non-managed assets	92,216	95,607	(4)
Total assets under advisement	$144,932	$150,082	(3)

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[2]
Beginning in the first quarter of 2016, the Company implemented a new policy for the classification and disclosure of assets under advisement. The primary change was related to the reclassification of brokerage assets into managed and non-managed assets. Prior period amounts were restated for comparative purposes.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2016	2015	% Change [2]
Statements of Income:
Net interest income	$457	$430	6%
FTE adjustment	35	34	3
Net interest income - FTE	492	464	6
Provision/(benefit) for credit losses [1]	82	(4)	NM
Net interest income - FTE - after provision/(benefit) for credit losses	410	468	(12)
Noninterest income before net securities gains/(losses)	285	285	—
Net securities gains/(losses)	—	—	—
Total noninterest income	285	285	—
Noninterest expense before amortization	398	392	2
Amortization	9	5	80
Total noninterest expense	407	397	3
Income - FTE - before provision for income taxes	288	356	(19)
Provision for income taxes	56	86	(35)
FTE adjustment	35	34	3
Net income including income attributable to noncontrolling interest	197	236	(17)
Less: net income attributable to noncontrolling interest	—	—	—
Net income	$197	$236	(17)

Total revenue - FTE	$777	$749	4
Selected Average Balances:
Total loans	$70,757	$67,733	4%
Goodwill	2,075	2,075	—
Other intangible assets excluding MSRs	1	—	NM
Total assets	84,375	81,160	4
Consumer and commercial deposits	53,567	47,565	13
Performance Ratios:
Efficiency ratio	52.38%	52.96%
Impact of excluding amortization and associated funding cost of intangible assets	(1.92)	(1.46)
Tangible efficiency ratio	50.46%	51.50%

[1]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2016	2015	% Change
Statements of Income:
Net interest income	$112	$121	(7)%
FTE adjustment	—	—	—
Net interest income - FTE	112	121	(7)
Benefit for credit losses [1]	(10)	(10)	—
Net interest income - FTE - after benefit for credit losses	122	131	(7)
Noninterest income before net securities gains/(losses)	124	132	(6)
Net securities gains/(losses)	—	—	—
Total noninterest income	124	132	(6)
Noninterest expense before amortization	175	178	(2)
Amortization	—	—	—
Total noninterest expense	175	178	(2)
Income - FTE - before provision for income taxes	71	85	(16)
Provision for income taxes	26	30	(13)
FTE adjustment	—	—	—
Net income including income attributable to noncontrolling interest	45	55	(18)
Less: net income attributable to noncontrolling interest	—	—	—
Net income	$45	$55	(18)

Total revenue - FTE	$236	$253	(7)
Selected Average Balances:
Total loans	$25,946	$24,439	6%
Goodwill	—	—	—
Other intangible assets excluding MSRs	—	—	—
Total assets	29,203	27,936	5
Consumer and commercial deposits	2,311	2,359	(2)
Performance Ratios:
Efficiency ratio	74.27%	70.17%
Impact of excluding amortization and associated funding cost of intangible assets	—	—
Tangible efficiency ratio	74.27%	70.17%
Production Data:
Channel mix
Retail	$2,251	$2,424	(7)%
Correspondent	2,701	2,685	1
Total production	$4,952	$5,109	(3)
Channel mix - percent
Retail	45%	47%
Correspondent	55	53
Total production	100%	100%
Purchase and refinance mix
Refinance	$2,613	$3,070	(15)
Purchase	2,339	2,039	15
Total production	$4,952	$5,109	(3)
Purchase and refinance mix - percent
Refinance	53%	60%
Purchase	47	40
Total production	100%	100%

Applications	$9,205	$9,794	(6)
Mortgage Servicing Data (End of Period):
Total loans serviced	$148,941	$141,760	5%
Total loans serviced for others	121,277	115,179	5
Net carrying value of MSRs	1,182	1,181	—
Ratio of net carrying value of MSRs to total loans serviced for others	0.975%	1.025%
1 Benefit for credit losses represents net charge-offs by segment combined with an allocation to the segments for the benefit attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2016	2015	% Change [3]
Statements of Income:
Net interest income/(expense) [1]	$13	($77)	NM
FTE adjustment	1	1	—
Net interest income/(expense) - FTE [1]	14	(76)	NM
Provision/(benefit) for credit losses [2]	—	(1)	(100)
Net interest income/(expense) - FTE - after provision/(benefit) for credit losses [1]	14	(75)	NM
Noninterest income before net securities gains/(losses)	17	37	(54)
Net securities gains/(losses)	—	—	—
Total noninterest income	17	37	(54)
Noninterest expense before amortization	(12)	(26)	(54)
Amortization	—	1	(100)
Total noninterest expense	(12)	(25)	(52)
Income/(loss) - FTE - before provision/(benefit) for income taxes	43	(13)	NM
Provision/(benefit) for income taxes	9	(10)	NM
FTE adjustment	1	1	—
Net income/(loss) including income attributable to noncontrolling interest	33	(4)	NM
Less: net income attributable to noncontrolling interest	2	2	—
Net income/(loss)	$31	($6)	NM

Total revenue - FTE	$31	($39)	NM

Selected Average Balances:
Total loans	$72	$39	85%
Securities available for sale	27,272	25,809	6
Goodwill	—	—	—
Other intangible assets excluding MSRs	—	—	—
Total assets	32,168	33,040	(3)
Consumer and commercial deposits	37	45	(18)

Other Information (End of Period):
Duration of investment portfolio (in years)	4.1	3.6
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 200 basis point increase in rates over next 12 months	5.5%	7.2%
Instantaneous 100 basis point increase in rates over next 12 months	3.0%	3.8%
Instantaneous 25 basis point decrease in rates over next 12 months	(1.1)%	(1.2)%

[1]	Net interest income/(expense) is driven by matched funds transfer pricing applied for segment reporting and actual net interest income.

[2]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitments reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED SEGMENT TOTALS

	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2016	2015	% Change
Statements of Income:
Net interest income	$1,282	$1,140	12%
FTE adjustment	36	35	3
Net interest income - FTE	1,318	1,175	12
Provision for credit losses	101	55	84
Net interest income - FTE - after provision for credit losses	1,217	1,120	9
Noninterest income before net securities gains/(losses)	781	817	(4)
Net securities gains/(losses)	—	—	—
Total noninterest income	781	817	(4)
Noninterest expense before amortization	1,308	1,273	3
Amortization	10	7	43
Total noninterest expense	1,318	1,280	3
Income - FTE - before provision for income taxes	680	657	4
Provision for income taxes	195	191	2
FTE adjustment	36	35	3
Net income including income attributable to noncontrolling interest	449	431	4
Less: net income attributable to noncontrolling interest	2	2	—
Net income	$447	$429	4

Total revenue - FTE	$2,099	$1,992	5

Selected Average Balances:
Total loans	$138,372	$133,338	4%
Goodwill	6,337	6,337	—
Other intangible assets excluding MSRs	17	13	31
Total assets	193,014	189,265	2
Consumer and commercial deposits	149,229	140,476	6

Performance Ratios:
Efficiency ratio	62.81%	64.23%
Impact of excluding amortization and associated funding cost of intangible assets	(0.48)	(0.32)
Tangible efficiency ratio	62.33%	63.91%